SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                     ______


                                    FORM 8-K


                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): May 5, 1994


                       NL INDUSTRIES, INC.
(Exact name of registrant as specified in charter)



New Jersey                       1-640                 13-5267260
(State or other          (Commission File No.)        (Employer
 jurisdiction of                                       Identification
 incorporation)                                        No.)





3000 N. Sam Houston Parkway East, Houston, Texas             77032
(Address of principal executive offices)                (Zip Code)



Registrant's telephone number, including area code   (713) 987-5000


                          Not Applicable
(Former name or former address, if changed since last report)



ITEM 5.   OTHER EVENTS.

     On May 11, 1994, in the previously reported case of The City of New York, et al. v. Lead Industries Association, Inc. et al. (No. 89-4617) the trial court granted defendants' motion to dismiss plaintiffs' restitution and indemnification claims, leaving only plaintiffs' fraud claim pending in the trial court. Defendants intend to file a motion for summary judgement with respect to that claim. The time for plaintiffs to appeal the decision granting defendants' motion to dismiss has not yet expired.

     On May 5, 1994, in the previously reported cases of Coren, et al. v. Cardozo v. Sherwin-Williams Company, et al. (No. 29101) and Pacheco, et al. v. Ortiz v. Sherwin-Williams Company, et al. (No. 90-3067-8) stipulated dismissals without prejudice were filed with the Housing Court of Massachusetts, Suffolk County on behalf of the third-party plaintiffs and third-party defendants.

     On May 5, 1994, in the previously reported case of Barros v. Pires v. Sherwin-Williams Co., et al. (Civ. No. 01011) an assented to withdrawal of the third-party plaintiff's motion to reconsider the dismissal of this case was filed with the Housing Court of Massachusetts, Suffolk County .








                                    SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   NL INDUSTRIES, INC.
                                   (Registrant)



                                   /s/ David B. Garten
                                   David B. Garten
                                   Vice President, Secretary
                                    and General Counsel






Dated: May 13, 1994